Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of December 17, 2025, is by and among Udemy, Inc., a Delaware corporation (“Udemy”), and the undersigned signatories set forth on the signature pages hereto under the heading “Coursera Stockholders” (collectively, the “Coursera Stockholders”). Udemy and the Coursera Stockholders are each sometimes referred to herein individually as a “party” and collectively as the “parties.”

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Udemy, Coursera, Inc., a Delaware public benefit corporation (“Coursera”), and Chess Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Coursera (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, each of the Coursera Stockholders is the beneficial or record owner of such number of shares of common stock, par value $0.00001 per share, of Coursera (the “Coursera Common Stock”) set forth opposite such Coursera Stockholder’s name on Exhibit A hereto;

WHEREAS, the consummation of the Merger requires that the Charter Amendment and the Share Issuance be approved by stockholders of Coursera by the Requisite Coursera Vote;

WHEREAS, as a condition and inducement to Udemy entering into the Merger Agreement, Udemy has required that the Coursera Stockholders agree, and the Coursera Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Coursera Shares (as defined herein); and

WHEREAS, the Board of Directors of Coursera (the “Coursera Board”) has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Coursera Stockholders is a material inducement and condition to Coursera’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement in effect on the date hereof. The following terms, as used in this Agreement, shall have the following meanings:

“affiliate” means, with respect to a specified person, any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person. For purposes hereof, Coursera and its Subsidiaries shall be deemed not to be affiliates of the Coursera Stockholders.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Controlled Affiliate” means, with respect to a Coursera Stockholder, an affiliate of such Coursera Stockholder of which such Coursera Stockholder, directly or indirectly, (i) owns a majority of the outstanding voting equity interests or (ii) has the right to designate or elect a majority of the members of the board of directors or similar governing body. In no event shall Controlled Affiliates of any Coursera Stockholder be deemed to include portfolio companies as such term is commonly understood in the private equity industry; provided that such portfolio company is not acting on behalf or at the direction of any Coursera Stockholder.

“Covered Coursera Shares” means, collectively, Coursera Common Stock and any additional shares of Coursera Common Stock of which such Coursera Stockholder acquires Beneficial Ownership on or after the date hereof. For the avoidance of doubt, in the event of any change in the Coursera Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares (a “Stock Split”), or any stock dividend or stock distribution, merger or other similar change in capitalization, the term “Covered Coursera Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease, preference or priority right or other right to acquire any interest, or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind (including any conditional sale or other title retention agreement).

“Expiration Date” means the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the termination of this Agreement by written agreement of all of the parties and (iv) the date on which any amendment to the Merger Agreement is effected, or any waiver of Coursera’s rights under the Merger Agreement is granted, in each case, without the Coursera Stockholders’ prior written consent, that increases the Exchange Ratio (except as the result of a Stock Split) or changes the form of the Merger Consideration.

“Permitted Transfer” means, in each case, with respect to each Coursera Stockholder, any Transfer of Covered Coursera Shares by the Coursera Stockholder (i) to another Coursera Stockholder or to an affiliate of such Coursera Stockholder; (ii) to any charitable foundation or organization, including donor advised funds; (iii) if such Coursera Stockholder is an individual, to any member of such Coursera Stockholder’s immediate family, or to a trust for the sole benefit of such Coursera Stockholder or any members of such Coursera Stockholder’s immediate family; (iv) in connection with the settlement, exercise, termination or vesting of a Coursera Equity Award held by a Coursera Stockholder to the extent necessary in order to (A) pay, as applicable, the exercise price of such Coursera Equity Award (including on a “net settlement” basis) or (B) satisfy Taxes or Tax withholding obligations applicable thereto; (v) to the extent required by any non-consensual judgement or divorce decree issued after the date hereof or by will, intestacy or other similar applicable Law; or (vi) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act in effect as of, and disclosed in Coursera SEC Reports filed prior to, the date hereof; provided that, in the case of any Transfer pursuant to the foregoing clauses (i), (ii) or (iii), such transferee, as a condition precedent, and prior to, such Transfer, executes and delivers to Udemy a joinder to this Agreement, in form and substance reasonably acceptable to Udemy, pursuant to which such affiliate agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Coursera Stockholder; provided further that, notwithstanding the foregoing, no Transfer shall relieve the transferring Coursera Stockholder from its obligations under this Agreement except with respect to any Covered Coursera Shares Transferred pursuant to a Permitted Transfer (subject to compliance with Section 4.01(c)).

“Transfer” means (i) any direct or indirect sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise) of, any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), (ii) grant of any voting rights appurtenant thereto or (iii) entry into any option, Contract, arrangement, understanding or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii) above; provided, that (A) liens on Covered Coursera Shares in favor of a bank or broker-dealer, in each case holding custody of or otherwise lending against the Covered Coursera Shares in the ordinary course of business, shall not be considered a Transfer hereunder (a “Permitted Pledge”), (B) any hedging or derivative transaction that is designed to manage the economic risks of ownership shall not be considered a Transfer hereunder (provided that no such transaction transfers any voting rights with respect to any Covered Coursera Shares) and (C) any direct or indirect transfer of equity or other interests in the Coursera Stockholder by its equityholders shall not constitute a Transfer (provided, that such transfer does not constitute a change of control of such Coursera Stockholder).

ARTICLE 2

VOTING

Section 2.01. Agreement To Vote.

(a) From the date of this Agreement until the Expiration Date, each Coursera Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Coursera Meeting and at any other meeting of the stockholders of Coursera at which any of the following matters are submitted for the consideration and vote of the stockholders of Coursera, however called, including any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Coursera with respect to any of the following matters, each Coursera Stockholder shall, and shall cause each holder of record of such Coursera Stockholder’s Covered Coursera Shares on any applicable record date to (including via proxy), in each case to the fullest extent that the Covered Coursera Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Coursera Shares Beneficially Owned by such Coursera Stockholder to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, all of the Covered Coursera Shares Beneficially Owned by such Coursera Stockholder: (A) in favor of (1) the approval of the Charter Amendment and the Share Issuance, (2) any proposal to adjourn or postpone any meeting of the stockholders of Coursera at which the foregoing matter is submitted for consideration if there is not a quorum or sufficient votes for approval of such matter on the date on which the meeting is held to vote upon any of the foregoing matters (in which case, for the avoidance of doubt, the foregoing clause (1) and this clause (2) will apply with respect to such meeting when reconvened) and (3) any other matter or action necessary for the consummation of the Merger; and (B) against (x) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled, (y) any Acquisition Proposal (other than the Merger and the transactions contemplated by the Merger Agreement) or (z) any action which would reasonably be expected to prevent, materially impair, materially delay or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

(b) Each Coursera Stockholder hereby agrees (i) not to commence or participate in and (ii) to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Udemy, Coursera, Merger Sub, or any of their respective affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (B) alleging a breach of any fiduciary duty of the Coursera Board in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby (it being understood that nothing in this Section 2.01 shall (1) constitute, or be deemed to constitute, a waiver or release by such Coursera Stockholder of any claim or cause of action against Udemy, Coursera, Merger Sub or any of their respective affiliates to the extent arising out of a breach of this Agreement or (2) restrict or prohibit such Coursera Stockholder from asserting counterclaims or defenses in any proceeding brought or claims asserted against it by Udemy, Coursera, Merger Sub or any of their respective affiliates relating to this Agreement or the Merger Agreement or the transactions contemplated thereby, or from enforcing its rights under this Agreement or any other valid Contract entered into with Udemy or Coursera or any of their respective Affiliates to which it is a party (it being understood that no such Contract with Coursera or any of its affiliates will limit the obligations of the Coursera Stockholders hereunder).

(c) Notwithstanding anything in this Agreement to the contrary, each Coursera Stockholder shall remain free to vote its Covered Coursera Shares with respect to any matter not covered by this Section 2.01 in any manner that such Coursera Stockholder deems appropriate. For the avoidance of doubt, nothing in this Agreement shall require any Coursera Stockholder to vote (or cause to be voted) any of the Covered Coursera Shares in any manner with respect to an amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) increases the Exchange Ratio (except as the result of a Stock Split) or (ii) is otherwise materially adverse to the Coursera Stockholders.

(d) The obligations of each Coursera Stockholder specified in this Section 2.01 shall apply whether or not the Share Issuance or the Charter Amendment or any action described above is recommended by the Coursera Board (or any committee thereof).

Section 2.02. No Inconsistent Agreements. Each Coursera Stockholder hereby represents, warrants, covenants and agrees that, except for this Agreement, to the extent expressly permitted under this Agreement or as would not reasonably be expected to prevent, materially impair or materially delay the performance of any of such Coursera Stockholder’s obligations under this Agreement or the consummation of the transactions contemplated by the Merger Agreement, neither such Coursera Stockholder nor any of its Controlled Affiliates (a) has entered into, or shall enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to Covered Coursera Shares Beneficially Owned by such Coursera Stockholder, (b) has granted, or shall grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Coursera Shares Beneficially Owned by such Coursera Stockholder (except pursuant to any irrevocable proxy card delivered to Coursera directing that such Covered Coursera Shares be voted in accordance with Section 2.01) or (c) has taken or shall knowingly take while this Agreement remains in effect any action that would have the effect of making any representation or warranty of such Coursera Stockholder contained herein untrue or incorrect; provided, however, that this Section 2.02 shall not prevent a Coursera Stockholder from Transferring Covered Stockholder Shares Beneficially Owned by such Coursera Stockholder pursuant to a Permitted Transfer.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COURSERA STOCKHOLDERS

Each Coursera Stockholder, solely on behalf of itself, hereby severally, and not jointly with respect to any other person, represents and warrants to Udemy as follows:

Section 3.01. Authorization; Validity of Agreement. Such Coursera Stockholder, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Coursera Stockholder has the requisite capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Coursera Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Coursera Stockholder, enforceable against such Coursera Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.02. Ownership. As of the date hereof, such Coursera Stockholder (a) is the Beneficial Owner or the record holder of the shares of Coursera Common Stock indicated on Exhibit A hereto opposite such Coursera Stockholder’s name, free and clear of any Encumbrances other than Encumbrances (i) created by this Agreement, (ii) created by applicable federal or state securities laws or by community property laws, (iii) that constitute a Permitted Pledge or (iv) that would not reasonably be expected to prevent, materially impair or materially delay the performance of such Coursera Stockholder’s obligations under this Agreement or the consummation of the transactions contemplated by the Merger Agreement, and has good and valid title such shares of Coursera Common Stock. As of the date hereof, the shares of Coursera Common Stock indicated on Exhibit A hereto opposite such Coursera Stockholder’s name constitute all of the shares of Coursera Common Stock Beneficially Owned by such Coursera Stockholder or its Controlled Affiliates. As of the date hereof, such Coursera Stockholder has and, after the date hereof, unless Transferred pursuant to a Permitted Transfer, will have at all times during the term of this Agreement prior to obtaining the Requisite Coursera Vote requisite voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in Article 2 and power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the shares of Coursera Common Stock indicated on Exhibit A hereto opposite such Coursera Stockholder’s name and with respect to all of the Covered Coursera Shares, as necessary for such Coursera Stockholder to perform its obligations under this Agreement.

Section 3.03. No Violation. Except as would not reasonably be expected to prevent, materially impair or materially delay the performance of any of such Coursera Stockholder’s obligations under this Agreement or the consummation of the transactions contemplated by the Merger Agreement, none of the execution and delivery of this Agreement by such Coursera Stockholder, or the performance by such Coursera Stockholder of its obligations hereunder and thereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, will (a) conflict with or violate any applicable Law (subject to compliance with the matters referenced in Section 3.04) or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Coursera Stockholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Coursera Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Coursera Stockholder is a party, or by which it or any of its properties or assets may be bound.

Section 3.04. Consents and Approvals. Except as would not reasonably be expected to prevent, materially impair or materially delay the performance of any of such Coursera Stockholder’s obligations under this Agreement or the consummation of the transactions contemplated by the Merger Agreement, the execution and delivery of this Agreement by such Coursera Stockholder does not, and the performance by such Coursera Stockholder of its obligations hereunder and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, will not require such Coursera Stockholder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filing of any required reports with the SEC.

Section 3.05. Absence of Litigation. As of the date hereof, there is no legal, administrative, arbitral or other proceeding, demand, claim, action or governmental or regulatory investigation (any of the foregoing, a “Proceeding”) of any nature pending or, to the knowledge of such Coursera Stockholder, threatened against or affecting such Coursera Stockholder and/or any of its affiliates before (or, in the case of threatened Proceedings, that would be before) any arbitrator or Governmental Entity, that has had or could reasonably be expected to prevent, materially impair or materially delay the ability of such Coursera Stockholder to perform its obligations hereunder or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Merger Agreement, including the Merger.

Section 3.06. Adequate Information. Such Coursera Stockholder is a sophisticated holder with respect to the Covered Coursera Shares and has adequate information concerning the transactions contemplated by the Merger Agreement, including the Merger, and concerning the business and financial condition of Coursera and Udemy to make an informed decision regarding the matters referred to herein and has independently, without reliance upon Coursera, Udemy, any of their affiliates or any of the respective Representatives of the foregoing, and based on such information as such Coursera Stockholder has deemed appropriate, made such Coursera Stockholder’s own analysis and decision to enter into this Agreement.

Section 3.07. Merger Agreement. Such Coursera Stockholder has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and as such there can be no assurance that the transactions contemplated by the Merger Agreement, including the Merger, will be consummated.

Section 3.08. Broker’s Fees. No broker, finder or financial advisor or other intermediary is entitled to a fee or commission from Udemy, Coursera or Merger Sub in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Coursera Stockholder.

Section 3.09. Reliance by Udemy. Such Coursera Stockholder understands and acknowledges that Udemy is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Coursera Stockholder and the representations and warranties of such Coursera Stockholder contained herein. Such Coursera Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE 4

OTHER COVENANTS

Section 4.01. Prohibition On Transfers; Other Actions.

(a) From the date of this Agreement until the earlier of (i) the Expiration Date and (ii) such time as the Requisite Coursera Vote has been obtained, each Coursera Stockholder agrees that it shall not Transfer any Covered Coursera Shares, and shall cause its Covered Coursera Shares not to be Transferred, unless such Transfer is a Permitted Transfer. Any Transfer in violation of this provision shall be void ab initio. Neither such Coursera Stockholder nor any of its Controlled Affiliates shall request that Coursera or its transfer agent register the transfer (book-entry or otherwise) of any of the Covered Coursera Shares Beneficially Owned by such Coursera Stockholder and such Coursera Stockholder hereby consents, and will cause its Controlled Affiliates to consent, to the entry of stop transfer instructions by Coursera of any transfer of the Covered Coursera Shares Beneficially Owned by such Coursera Stockholder, unless such transfer is a Permitted Transfer.

(b) Each Coursera Stockholder agrees that it shall not, and shall not permit any Controlled Affiliate to, (i) enter into any agreement, arrangement or understanding with any person, or knowingly take any other action, that violates or materially conflicts with or would reasonably be expected to violate or materially conflict with, or result in or give rise to a violation of or material conflict with, such Coursera Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (ii) take any action that materially restricts such Coursera Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement.

(c) Notwithstanding anything herein to the contrary, until the termination of this Agreement in accordance with Section 5.01, if, while a Controlled Affiliate of such Coursera Stockholder holds any Covered Coursera Shares, such Controlled Affiliate would cease to be a Controlled Affiliate in relation to the Coursera Stockholder, then such Coursera Stockholder shall, and shall cause such Controlled Affiliate to, take all actions necessary to Transfer all of the Covered Coursera Shares held by such person to such Coursera Stockholder or to another person that is a Controlled Affiliate of such Coursera Stockholder prior to such Controlled Affiliate ceasing to be a Controlled Affiliate in relation to such Coursera Stockholder.

(d) Each Coursera Stockholder shall cause its Controlled Affiliates that hold Covered Coursera Shares to be bound by the applicable terms of this Agreement as if they were parties hereto, including Section 4.01, and shall take the necessary steps to inform its Representatives of the obligations undertaken pursuant to this Agreement. Any violation of this Agreement by any such Affiliates or Representatives shall be deemed to be a violation by such Coursera Stockholder of this Agreement.

Section 4.02. No Solicitation. Until the Expiration Date, each Coursera Stockholder agrees that neither it nor any of its Controlled Affiliates, directors, managers or officers shall, and that it shall direct its other Representatives to the extent acting on such Coursera Stockholder’s behalf not to, (i) initiate, solicit, knowingly encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries, offers or proposals, or the making, submission or announcement of any inquiry, offer or proposal which constitutes or would be reasonably expected to lead to an Acquisition Proposal, (ii) engage or participate in any negotiations with any person in connection with or concerning an Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person in connection with or relating to an Acquisition Proposal or (iv) approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) in connection with or relating to an Acquisition Proposal. Until the Expiration Date, each Coursera Stockholder will immediately cease and cause to be terminated any activities, discussions or negotiations with any person other than Udemy with respect to any Acquisition Proposal.

Section 4.03. Notice Of Acquisitions. Each Coursera Stockholder agrees to notify Udemy as promptly as reasonably practicable in writing of the number of any additional shares of Coursera Common Stock or other securities of Coursera of which such Coursera Stockholder acquires Beneficial Ownership on or after the date hereof and prior to the Coursera Meeting, other than as a result of (a) the grant of Coursera Equity Awards in accordance with the terms of the Merger Agreement or (b) the exercise, vesting or settlement of Coursera Equity Awards held by such Coursera Stockholder as of the date of this Agreement or described in the foregoing clause (a). Each Coursera Stockholder agrees that, without the prior written consent of Udemy, neither it nor any of its Controlled Affiliates shall purchase or acquire, directly or indirectly, Beneficial Ownership of any shares of Udemy Common Stock.

Section 4.04Regulatory Cooperation.

(a) The Coursera Stockholders shall reasonably cooperate with and assist (including providing information reasonably requested by Udemy or Coursera) Udemy and Coursera in connection with (i) preparing and filing as promptly as practicable with any Governmental Entity all filings to be filed by Udemy or any of its affiliates or Coursera or any of its affiliates in connection with the transactions contemplated by the Merger Agreement, including the Merger and (ii) obtaining any of the Requisite Regulatory Approvals in connection with the transactions contemplated by the Merger Agreement, including the Merger.

(b) Without limiting the foregoing, (i) each Coursera Stockholder hereby authorizes Coursera and Udemy to publish and disclose in any disclosure relating to the transactions contemplated by the Merger Agreement, including the Merger, including in the Joint Proxy Statement, such Coursera Stockholder’s identity and its ownership of Covered Coursera Shares and the nature of such Coursera Stockholder’s obligations under this Agreement and (ii) Coursera and Udemy hereby authorize such Coursera Stockholder and its affiliates to publish and disclose the nature of such Coursera Stockholder’s obligations under this Agreement in filings with the SEC, including pursuant to Schedule 13D and Schedule 13G.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Termination. This Agreement shall remain in effect until the Expiration Date and shall automatically terminate without further action by any of the parties as of the Expiration Date. Upon the termination of this Agreement, neither party hereto shall have any further rights, obligations or liabilities hereunder; provided that neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement prior to such termination or expiration or (ii) if this Agreement terminates because the Effective Time has occurred, terminate the obligations under Section 2.01(b) or Article 5, in each case, except as such obligations specifically terminate in accordance with the terms thereof. This Agreement shall not be terminated prior the Expiration Date without the prior written consent of Coursera.

Section 5.02. No Agreement as Director or Officer. Nothing in this Agreement, including Article 2, shall limit or restrict any Coursera Stockholder, or any affiliate or designee of any Coursera Stockholder, who serves as a director or officer of Coursera or any of its Subsidiaries in his or her capacity as a director or officer of Coursera or such Subsidiary, as applicable, it being understood that this Agreement applies to each Coursera Stockholder solely in its capacity as a holder of Coursera Common Stock and does not apply to, and shall not limit or affect in any manner, any such Coursera Stockholder, affiliate or designee’s actions, omissions, votes, judgments or decisions as a director or officer, as applicable, of Coursera or any of its Subsidiaries, and no such action, omission, judgment or decision, in such Coursera Stockholder, affiliate or designee’s capacity as a director or officer of Coursera or any of its Subsidiaries, shall violate any of such Coursera Stockholder’s agreements or obligations under this Agreement.

Section 5.03. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

Section 5.04. No Ownership Interest. Each Coursera Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Covered Coursera Shares Beneficially Owned by a Coursera Stockholder shall remain vested in and belong to such Coursera Stockholder and its applicable Controlled Affiliates, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Udemy any power, sole or shared, to direct or control the voting or disposition of any of the Covered Coursera Shares Beneficially Owned by such Coursera Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including Udemy, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (unless the recipient delivers an “out of office” response or other automated notice that such e-mail transmission has been rejected or not been received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Udemy to:

Udemy, Inc.

600 Harrison Street, 3rd Floor

San Francisco, California 94107

Attention:   *****

E-mail:    *****

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention:	Remi P. Korenblit

Martin W. Korman

Lianna Whittleton

E-mail:	RKorenblit@wsgr.com

MKorman@wsgr.com

LWhittleton@wsgr.com

and

(b) if to any of the Coursera Stockholders, to the address for notice set forth on such Coursera Stockholder’s signature page hereto, with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:  David C. Karp

 Ronald C. Chen

 Kyle M. Diamond

E-mail:    DCKarp@wlrk.com

 RCChen@wlrk.com

 KMDiamond@wlrk.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 5.06. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement.

Section 5.07. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.08. Entire Agreement. This Agreement (including the documents and instruments referred to herein) and, to the extent referenced herein, the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.09 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relate to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the Merger (the “Relevant Matters”) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles that would result in the application of the Law of any other state.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to the Relevant Matters exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.05. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THE RELEVANT MATTERS BY THIS AGREEMENT. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09(c).

Section 5.10. Express Third-Party Beneficiary; Amendment; Waiver.

(a) Coursera may rely upon this Agreement and enforce the provisions hereof as an intended and express third-party beneficiary.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and Coursera or, in the case of a waiver, by the party against whom the waiver is to be effective.

(c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 5.11. Specific Enforcement. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any applicable Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 5.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.13. Successors and Assigns. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve the Transferring Coursera Stockholder of its obligations hereunder except with respect to any Covered Coursera Shares Transferred pursuant to a Permitted Transfer (subject to compliance with Section 4.01(c))), neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by a party hereto (whether by operation of law or otherwise) without the prior written consent of Udemy and Coursera. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Other than with respect to Coursera, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.14. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.15. No Recourse. Udemy agrees that no Coursera Stockholder shall be liable in his, her or its capacity as a stockholder of Coursera for claims, losses, damages, expenses, liabilities or obligations arising under the Merger Agreement; provided that this sentence will not in any manner limit liability under this Agreement. Except as expressly set forth herein, in no event shall any Coursera Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations of any other stockholder of Coursera whether under this Agreement or any other Coursera Voting Agreement or otherwise. Notwithstanding anything to the contrary herein, this Agreement may only be enforced against, and any claim or cause of action based upon, or arising under, this Agreement may only be brought against, the persons that are expressly named as parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

UDEMY, INC.

By:	/s/ Hugo Sarrazin
Name:	Hugo Sarrazin
Title:	Chief Executive Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEW ENTERPRISE ASSOCIATES 17, L.P.

By:	NEA Partners 17, L.P., its general partner
By:	NEA 17 GP, LLP, its general partner

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA Partners 13, Limited
Partnership, its general partner
By:	NEA 13 GP, LTD, its general partner

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

/s/ Andrew Ng
Andrew Ng

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEA 13 GP, LTD

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEA 17 GP, LLP

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEA PARTNERS 13, L.P.

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEA PARTNERS 17, L.P.

By:	NEA 17 GP, LLP, its general partner

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized person thereunto duly authorized) as of the date first written above.

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA Partners 13, L.P., its general partner
By:	NEA 13 GP, LTD, its general partner

By:	/s/ Stephanie Brecher
Name:	Stephanie Brecher
Title:	Chief Legal Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A